PROSPECTUS and                  PRICING SUPPLEMENT NO. 4
PROSPECTUS SUPPLEMENT, each     effective at 3:30 PM EST
Dated 9 October 2003            Dated 23 June 2004
CUSIP: 24422EPJ2                Commission File No.: 333-108705
                                Filed pursuant to Rule 424(b)(3)

                       U.S. $3,770,850,000
                 JOHN DEERE CAPITAL CORPORATION

                  MEDIUM-TERM NOTES, SERIES D
      due from 9 Months to 30 Years from Date of Issue
                  (Floating Rate Notes)

Original Issue Date:              28 June 2004

Maturity Date:                    28 June 2006

Principal Amount:                 $200,000,000

Interest Rate Basis:              USD-LIBOR-Telerate

Index Maturity:                   3 Month

Spread:                           Plus 8 Basis Points

Initial Interest
Determination Date:               24 June 2004

Day Count Convention:             Actual/360

Interest Reset Dates:             Quarterly on the 28th
                                  Mar, Jun, Sep, Dec
                                  (or next Business Day)

Interest Determination Dates:     Two London Business Days
                                  preceding such Interest
                                  Reset Dates

Interest Payment Dates:           Quarterly on the 28th
                                  Mar, Jun, Sep, Dec
                                  (or next Business Day)

Redemption Provisions:            None

Plan of Distribution:             Name          Principal Amount
                                                     Of Notes
                                  Banc of America
                                   Securities LLC  $58,000,000
                                  Citigroup Global
                                   Markets Inc.     58,000,000
                                  Deutsche Bank
                                   Securities Inc.  58,000,000
                                  Fifth Third
                                   Securities, Inc.  8,667,000
                                  TD Securities
                                   (USA) Inc.        8,667,000
                                  Wachovia Capital
                                   Markets, LLC      8,666,000
                                  Total           $200,000,000

                                  The above Agents have
                                  severally agreed to purchase
                                  the respective principal
                                  amount of Notes, opposite
                                  their names as principal, for
                                  resale at a price of 99.750%

Banc of America Securities LLC
Citigroup
Deutsche Bank Securities
Fifth Third Securities, Inc.
TD Securities
Wachovia Securities

Banc of America Securities LLC,
Citigroup, and Deutsche Bank
Securities are acting as Joint
Book-Running Managers.